Exhibit 10.15


                                Service Agreement


         This Service Agreement (this "Agreement") is entered into as of the 1st day of April, 2002, by and between South Carolina Electric & Gas Company, a South Carolina corporation (the "Company") and SCANA Services, Inc., a South Carolina corporation ("SCANA Services").

     WHEREAS, SCANA Services is a direct or indirect wholly owned subsidiary of SCANA Corporation;

     WHEREAS,  SCANA  Services  has been  formed for the  purpose  of  providing
administrative,   management  and  other  services  to   subsidiaries  of  SCANA
Corporation; and

     WHEREAS, the Company believes that it is in the interest of the Company to provide for an arrangement whereby the Company may, from time to time and at the option of the Company, agree to purchase such administrative, management and other services from SCANA Services;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         I. SERVICES. SCANA Services supplies, or will supply, certain administrative, management or other services to Company similar to those supplied to other subsidiaries of SCANA Corporation. Such services are and will be provided to the Company only at the request of the Company. Exhibit I hereto lists and describes all of the services that are available from SCANA Services.

         II. PERSONNEL. SCANA Services provides and will provide such services by utilizing the services of their executives, accountants, financial advisers, technical advisers, attorneys and other persons with the necessary qualifications.

         If necessary, SCANA Services, after consultation with the Company, may also arrange for the services of nonaffiliated experts, consultants and attorneys in connection with the performance of any of the services supplied under this Agreement.

         III. COMPENSATION AND ALLOCATION. As and to the extent required by law, SCANA Services provides and will provide such services at cost. Exhibit I hereof contains rules for determining and allocating such costs.


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         IV. TERMINATION AND MODIFICATION. The Company may terminate this
Agreement by providing 60 days written notice of such termination to SCANA Services. SCANA Services may terminate this Agreement by providing 60 days written notice of such termination to the Company.

         This Agreement is subject to termination or modification at any time to the extent its performance may conflict with the provisions of the Public Utility Holding Company Act of 1935, as amended, or with any rule, regulation or order of the Securities and Exchange Commission adopted before or after the making of this Agreement. This Agreement shall be subject to the approval of any state commission or other state regulatory body whose approval is, by the laws of said state, a legal prerequisite to the execution and delivery or the performance of this Agreement.

         V. SERVICE REQUESTS. The Company and SCANA Services will prepare a Service Request on or before April 1, 2002 listing services to be provided to the Company by SCANA Services and any special arrangements related to the provision of such services for the period April 1, 2002 through December 31, 2003. On or before November 1, 2003 and on or before November 1, of each year thereafter, SCANA Services will prepare a revised Service Request listing services to be provided to the Company by SCANA Services and any special arrangements related to the provision of such services for the following calendar year, based on services provided during the past calendar year. The Company and SCANA Services may supplement any Service Request during the year to reflect any additional or special services that the Company wishes to obtain from SCANA Services, and the arrangements relating thereto.

         VI. BILLING AND PAYMENT. Unless otherwise set forth in a Service Request, payment for services provided by SCANA Services shall be by making remittance of the amount billed or by making appropriate accounting entries on the books of the Company and SCANA Services. Billing will be made on a monthly basis, with the bill to be rendered by the 25th of the month, and remittance or accounting entries completed within 30 days of billing.

         VII. NOTICE. Where written notice is required by this Agreement, all notices, consents, certificates, or other communications hereunder shall be in writing and shall be deemed given when mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  1. To the Company:

                           Neville O. Lorick
                           President
                           South Carolina Electric & Gas Company
                           1426 Main Street
                           Columbia, SC  29201


                  2. To SCANA Services:

                           H. Thomas Arthur
                           General Counsel
                           SCANA Corporation
                           1426 Main Street
                           Columbia, SC  29201

         VIII. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without regard to their conflict of laws provisions.

         IX. MODIFICATION. No amendment, change or modification of this Agreement shall be valid, unless made in writing and signed by all parties hereto.

         X. ENTIRE AGREEMENT. This Agreement, together with its exhibits, constitutes the entire understanding and agreement of the parties with respect to its subject matter, and effective upon the execution of this Agreement by the respective parties hereof and thereto, any and all prior agreements, understandings or representations with respect to this subject matter are hereby terminated and canceled in their entirety and are of no further force or effect.

         XI. WAIVER. No waiver by any party hereto of a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

         XII. ASSIGNMENT. This Agreement shall inure to the benefit and shall be binding upon the parties and their respective successors and assigns. No assignment of this Agreement or any party's rights, interests or obligations hereunder may be made without the other party's consent, which shall not be unreasonably withheld, delayed or conditioned.

         XIII. SEVERABILITY. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of this 3rd day of October 2002.

                          SCANA SERVICES, INC.


                          By:      s/Sarena D.Burch
                          Name:    Sarena D. Burch
                         Title:    Deputy General Counsel

                       SOUTH CAROLINA ELECTRIC & GAS COMPANY


                         By:       s/Neville O. Lorick
                                   Name:    Neville O. Lorick
                                   Title:   President





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 EXHIBIT I



           Description of Services, Cost Accumulation, Assignment and
                          Allocation Methodologies for

                              SCANA Services, Inc.

         This document sets forth the methodologies used to accumulate the costs of services performed by SCANA Services, Inc. ("SCANA Services") and to assign or allocate such costs to other subsidiaries and business units within SCANA Corporation ("Client Entities").

Cost of Services Performed

         SCANA Services maintains an accounting system that enables costs to be identified by Cost Center, Account Number or Project, Activity, Resource, and Event ("Account Codes"). The primary inputs to the accounting system are time records of hours worked by SCANA Services employees, accounts payable transactions and journal entries. Charges for labor are made at the employees' effective hourly rate, including the cost of pensions, other employee benefits and payroll taxes. To the extent practicable, costs of services are directly assigned to the applicable Account Codes. The full cost of providing services also includes certain indirect costs, e.g., departmental overheads, administrative and general costs, and taxes. Indirect costs are associated with the services performed in proportion to the directly assigned costs of the services or other relevant cost allocators.

Cost Assignment and Allocation

         SCANA Services costs will be directly assigned, distributed or allocated to Client Entities in the manner prescribed below.

              1. Costs accumulated in Account Codes for services specifically performed for a single Client Entity will be directly assigned or charged to such Client Entity.

              2. Costs accumulated in Account Codes for services specifically performed for two or more Client Entities will be distributed among and charged to such Client Entities using methods determined on a case-by-case basis consistent with the nature of the work performed and based on one of the allocation methods described below.

              3. Costs accumulated in Account Codes for services of a general nature which are applicable to all Client Entities or to a class or classes of Client Entities will be allocated among and charged to such Client Entities by application of one or more of the allocation methods described below.



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Page 9 of 9

Allocation Methods

         The following methods will be applied, as indicated in the Description of Services section that follows, to allocate costs for services of a general nature.

              1. Information Systems Charge-back Rates - Rates for services, including but not limited to Software, Consulting, Mainframe, Midtier and Network Connectivity Services, are based on the costs of labor, materials and Information Services overheads related to the provision of each service. Such rates are applied based on the specific equipment employed and the measured usage of services by Client Entities. These rates will be determined annually based on actual experience and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

              2. Margin Revenue Ratio - "Margin" is equal to the excess of sales revenues over the applicable cost of sales, i.e., cost of fuel for generation and gas for resale. The numerator is equal to margin revenues for a specific Client Entity and the denominator is equal to the combined margin revenues of all the applicable Client Entities. This ratio will be evaluated annually based on actual results of operations for the previous calendar year and may be adjusted for any known and reasonably quantifiable events, or at such time, based on results of operations for a subsequent twelve-month period, as may be required due to significant changes.

              3. Number of Customers Ratio - A ratio based on the number of retail electric, gas and/or other customers. This ratio will be determined annually based on the actual number of customers at the end of the previous calendar year and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

              4. Number of Employees Ratio - A ratio based on the number of employees benefiting from the performance of a service. This ratio will be determined annually based on actual counts of applicable employees at the end of the previous calendar year and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

              5. Three-Factor Formula - This formula will be determined annually based on the average of gross property (original cost of plant in service, excluding depreciation), payroll charges (salaries and wages, including overtime, shift premium and holiday pay, but not including pension, benefit and company-paid payroll taxes) and gross revenues during the previous calendar year and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.


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              6. Modified Three-Factor Method - a ratio for the allocation of non-directly assigned corporate governance costs. The Modified Three-Factor Method provides for an allocation of cost to the parent company; the Three-Factor Method does not. The formula will be determined annually based on the average of gross property (original cost of plant in service, excluding depreciation), payroll charges (salaries and wages, including overtime, shift premium and holiday pay, but not including pension, benefit and company paid payroll taxes) and gross revenues during the previous calendar year. For the purpose of the Modified Three-Factor Method, the dividends resulting from operations of the subsidiaries are used as a proxy for revenues for the parent company.

              7. Telecommunications Charge-back Rates - Rates for use of telecommunications services other than those encompassed by Information Systems Charge-back Rates are based on the costs of labor, materials, outside services and Telecommunications overheads. Such rates are applied based on the specific equipment employment and the measured usage of services by Client Entities. These rates will be determined annually based on actual experience and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

              8. Gas Sales Ratio - A ratio based on the actual number of dekatherms of natural gas sold by the applicable gas distribution or marketing operations. This ratio will be determined annually based on actual results of operations for the previous calendar year and may be adjusted for any known and reasonably quantifiable events, or at such time, based on results of operations for a subsequent twelve-month period, as may be required due to significant changes.


Description of Services

         A description of each of the services performed by SCANA Services, which may be modified from time to time, is presented below. As discussed above, where identifiable, costs will be directly assigned or distributed to Client Entities. For costs accumulated in Account Codes which are for services of a general nature that cannot be directly assigned or distributed, the method or methods of allocation are also set forth. Substitution or changes may be made in the methods of allocation hereinafter specified, as may be appropriate, and will be provided to state regulatory agencies and to each affected Client Entity and appropriate notice (through 60-day letter or otherwise) will be given to the SEC.

              1. Information Systems Services - Provides electronic data processing services. Costs of a general nature are allocated using the Information Systems Charge-back Rates.

              2. Customer Services - Provides billing, mailing, remittance processing, call center and customer communication services for electric and gas customers. Costs of a general nature are allocated using the Margin Revenue Ratio.


              3. Marketing and Sales - Establishing strategies, provides oversight for marketing, sales and branding of utility and related services and conducts marketing and sales programs. Costs of a general nature are allocated using the Number of Customers Ratio.

              4. Employee Services - Includes Human Resources which establishes and administers policies and oversees compliance with regulations in the areas of employment, compensation and benefits, processes payroll and administers corporate training. Also includes employee communications, facilities management and mail services. Costs of a general nature are allocated using the Number of Employees Ratio or the Modified Three-Factor Method as appropriate.

              5. Corporate Compliance - Oversees compliance with all laws, regulations and policies applicable to all of SCANA Corporation's businesses and directs compliance training. Costs of general nature are allocated using the Modified Three-Factor Method.

              6. Purchasing - Provides procurement services. Costs of a general nature are allocated using the Three-Factor Formula.

              7. Financial Services - Provides treasury, accounting, tax, financial planning, rate and auditing services. Costs of a general nature are allocated using the Three-Factor Formula or the Modified Three-Factor Method as appropriate.

              8. Risk Management - Provides services related to the identification and mitigation of risk, and the development and implementation of risk management strategy. Encompasses credit and collections, risk analyses, insurance, claims, security, environmental and safety services. Costs of a general nature are allocated using the Three-Factor Method or the Modified Three-Factor Method as appropriate.

              9. Public Affairs - Maintains relationships with government policy makers, conducts lobbying activities and provides community relations functions. Costs of a general nature are allocated using the Three-Factor Formula or the Modified Three-Factor Method as appropriate.

              10. Legal Services - Provides various legal services and general legal oversight; handles claims. Costs of a general nature are allocated using the Modified Three-Factor Formula.

              11. Investor Relations - Maintains relationships with the financial community and provides shareholder services. Costs of a general nature are allocated using the Modified Three-Factor Formula.

              12. Telecommunications - Provides telecommunications services, primarily the use of telephone equipment. Costs are allocated using the Telecommunications Charge-back Rates.

              13. Gas Supply and Capacity Management - Provides gas supply and capacity management services. Costs of a general nature are allocated using the Gas Sales Ratio.

              14. Strategic Planning - Develops corporate strategies and business plans. Costs of a general nature are allocated using the Modified Three-Factor Formula.

              15. Executive - Provides executive and general administrative services. Costs of a general nature are allocated using the Modified Three-Factor Formula.

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EXHIBIT II

                         FORM OF INITIAL SERVICE REQUEST


                  The undersigned requests all of the services listed in Exhibit I from SCANA Services Company. The services requested hereunder shall commence on April 1, 2002 and be provided through December 31, 2003.



                                 SOUTH CAROLINA ELECTRIC & GAS COMPANY


                                 By:      s/Neville O. Lorick
                                          -----------------------------------
                                          Name:    Neville O. Lorick
                                          Title:   President